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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Tollgrade Communications, Inc. and subsidiaries on Form S-8 of our report dated January 27, 1998, on our audits of the consolidated financial statements and financial statement schedule of Tollgrade Communications, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference in the Annual Report to Shareholders on Form 10-K.


                                                 Coopers & Lybrand L.L.P.


Pittsburgh, Pennsylvania
May 13, 1998